UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 17, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2024, FOXO Technologies Inc., a Delaware corporation (the “Company”), filed Amendment No. 1 to its Current Report on Form 8-K (the “Form 8-K/A”) and disclosed in a press release furnished as Exhibit 99.1 to the 8-K/A that, although the Company had failed to pay a required NYSE fee by the June 7, 2024 deadline, the Company had subsequently made the required payment and believed it was in a position to regain compliance with NYSE Continued Listing Rules.”

At the time of filing the 8-K/A, management of the Company believed that $65,000 was the total outstanding balance of delinquent fees owed to NYSE. Subsequent to the filing of the Form 8-K/A and the issuance of the amended press release, the Company was informed by NYSE that the total delinquent fees owed were $211,000. It has transpired that previous invoices for NYSE fees had gone to a now redundant email address of previous management. Outstanding fees owe to NYSE are $146,000. Subsequent to these findings, subject to NYSE’s acceptance of the Company’s compliance plan submitted on June 18, 2024, NYSE has provided a deadline of August 9, 2024 for the Company to pay the outstanding fees.

The Company must pay the outstanding fees or submit a plan of correction that is acceptable to NYSE to remain in compliance with NYSE continued listing rule. Nonpayment of the fees or NYSE not accepting the plan of correction will cause NYSE to initiate delisting proceedings.

The Company intends to regain compliance with the NYSE American continued listing standards, but there can be no assurance that the Company will ultimately regain compliance with all applicable NYSE American listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: June 26, 2024	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer

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